SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       June 23, 2006

Advanstar Communications Inc.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	333-57201 (Commission File Number)	59-2757389 (I.R.S. Employer Identification No.)

641 Lexington Avenue, New York, NY (Address of principal executive offices)		10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 951-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On June 23, 2006, Advanstar Communications Inc. announced that it has notified the trustee that it intends to redeem all of its outstanding Second Priority Senior Secured Floating Rate Notes Due 2008 (the “Notes”). The redemption date for the Notes will be August 15, 2006. The redemption will occur after payment of interest on the Notes on August 15, 2006. The redemption price for the Notes is $9,822,250 or $1,000 per $1,000 principal amount of Notes.

Item 9.01       Financial Statements and Exhibits

C. Exhibits

Exhibit No.	Document

99.1	Notice of Full Redemption to holders of the Second Priority Senior Secured Floating Rate Notes Due 2008.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANSTAR COMMUNICATIONS INC.

Date: June 27, 2006	By:	/s/ DAVID W. MONTGOMERY
Name: David W. Montgomery Title:Vice President - Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Notice of Full Redemption to holders of the Second Priority Senior Secured Floating Rate Notes Due 2008.